Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports First Quarter 2026 Results

Mastech Digital Kicks Off 2026 With Business Realignment

PITTSBURGH, PA – May 15, 2026 - Mastech Digital, Inc. (NYSE American: MHH) (“Mastech Digital”), a leading provider of Digital Transformation IT Services, announced today its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights:

	Three Months Ended
	March 31,	March 31,	December 31,
(In thousands, except per share data)	2026	2025	2025
Revenues
Data & AI Segment	$12,584	$15,997	$14,409
Talent Segment	28,499	32,319	31,052
Consolidated	$41,083	$48,316	$45,461

Gross Profit
Data & AI Segment	$4,684	$6,034	$5,902
Talent Segment	6,341	6,858	6,981
Consolidated	$11,025	$12,892	$12,883

Gross Margin
Data & AI Segment	37.2%	37.7%	41.0%
Talent Segment	22.3%	21.2%	22.5%
Consolidated	26.8%	26.7%	28.3%

GAAP Net Income (Loss)	$264	$(1,439)	$972
GAAP Diluted Earnings (Loss) Per Share	$0.02	$(0.12)	$0.08

Non-GAAP Net Income	$1,281	$1,101	$2,499
Non-GAAP Diluted Earnings Per Share	$0.11	$0.06	$0.21

See “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Measures” below.

Total consolidated revenues of $41.0 million during the quarter represented a decrease of 15% on a year-over-year basis. Data and AI segment revenues declined 21% during the quarter when compared to the first quarter of 2025, driven by cautious client spending and elongated decision-making cycles for new projects, as headwinds from macro-economic and geopolitical uncertainties have continued in the market. Positive new bookings momentum with TCV value of $7.0 million during the first quarter of 2026, as compared to $3.7 million during the first quarter of 2025. Talent segment revenues declined 11.8% when compared to the first quarter of 2025, driven by a 20.8% decrease in billable consultants as we continued to exit lower-margin and non-strategic positions. Strong average bill rate of $90.91, as compared to $87.82 during the first quarter of 2025 reflected a continued focus on revenue quality.

Management Commentary:

Nirav Patel, Mastech Digital’s President and Chief Executive Officer, stated, "We continued to make progress during the first quarter against our transformation plan. A critical step in that journey was the realignment of our business into two new segments: Talent and Data & AI. As part of this effort, we have realigned certain clients more closely with our Data & AI business, a move we believe strengthens our integrated offerings and reinforces our position as a full-service provider. We believe this structure better reflects how we serve our clients and how we intend to create long-term value.

We believe geopolitical events and ongoing conflicts have created an environment of compounding uncertainty, and we are seeing enterprises respond with continued caution in their technology spending. While broad-based expansion in discretionary budgets has remained limited, organizations have continued to allocate toward strategic AI initiatives - a reflection that AI investment decisions, while deliberate, remain a priority. We plan to continue monitoring customer spending patterns as the environment evolves.

From the outset, we have been clear that savings had to come ahead of our investments. We are pleased that our transformation initiative, EDGE (Efficiencies Driving Growth and Expansion) announced in the third quarter of 2025, has continued to execute ahead of our expectations."

Re-Segmented Financial Reporting Overview:

Effective January 1, 2026, Mastech Digital realigned its former IT Staffing Services and Data and Analytics Services operating segments to reflect its AI-led operating strategy and resource allocation priorities. The new reportable segments are Talent and Data & AI. These changes did not impact our previously reported consolidated results.

The Data & AI segment consists solely of direct client engagements, including certain clients from the former IT Staffing Services division where we believe the Company has the potential to cross-sell services and increase market share. The offerings in this segment include data management and analytics, digital transformation consulting, AI and Industry Solutions, staffing to direct customers, data engineering and IT services, and managed services.

The Talent segment provides staffing solutions that enable clients to access skilled technology professionals across a broad range of digital and mainstream IT disciplines. These engagements include intermediated arrangements through managed service providers and systems integrators, as well as certain direct client relationships. We have structured this segment to allow clients to scale their technology teams efficiently while maintaining flexibility in response to changing business conditions.

Balance Sheet & Liquidity Update:

As of March 31, 2026, Mastech Digital had liquidity of $54.9 million, including cash and cash equivalents of $33.6 million and approximately $21.3 million of borrowing capacity available under its credit facility, with no bank debt.

Conference Call:

Mastech Digital will host a conference call to discuss the Company’s first quarter 2026 financial results on May 15, 2026 at 9:00 a.m. Eastern Time. To join the call telephonically, please register at https://register-conf.media-server.com/register/BI12042dae45f94ede9096dd99c2bed8f6. Once registered, participants will receive the dial-in information and a unique PIN to access the call. The dial-in information and unique PIN will be sent to the email used to register for the call. The unique PIN is exclusive to the registrant and can only be used by one person at a time.

A live audio webcast of the conference call can be accessed through the Mastech Digital investor relations website at https://investors.mastechdigital.com, and a webcast replay will be accessible for a limited time following the scheduled call.

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management, Analytics & AI Solutions, and IT Staffing Services with a digital-first approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India. Visit us at www.mastechdigital.com.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses from our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitate comparisons of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to, projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow, and projections of and statements regarding the Company’s operations, business, segments, expected financial results, performance, prospects, opportunities, priorities, ongoing objectives, strategies and outlook (including the timing, effectiveness and anticipated results of the Company’s EDGE initiative and other Company initiatives, strategies, business plans and models). These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market and general economic conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the Company’s strategies, initiatives and expectations concerning its operations, segments and operating results, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other health epidemics or other outbreaks that disrupt day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2025.

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31,	March 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$33,550	$24,665
Accounts receivable, net	27,728	32,146
Prepaid and other current assets	5,288	7,652
Total current assets	66,566	64,463
Equipment, enterprise software and leasehold improvements, net	1,390	1,932

Operating lease right-of-use assets, net	2,266	3,514
Deferred income taxes	1,941	1,295
Deferred financing costs, net	71	165
Deferred compensation, net	875	1,375
Non-current deposits	523	464
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	7,152	9,658
Total assets	$107,994	$110,076
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,360	$3,742
Current portion of operating lease liability	1,312	1,291
Accrued payroll and related costs	10,453	13,448
Other accrued liabilities	888	930
Total current liabilities	16,013	19,411
Long-term liabilities:
Long-term operating lease liability, less current portion	810	2,158
Long-term severance liability	110	1,560
Total liabilities	16,933	23,129
Shareholders' equity:
Common stock, par value $0.01 per share	140	135
Additional paid-in capital	44,562	39,199
Retained earnings	56,691	54,378
Accumulated other comprehensive income (loss)	(3,201)	(1,880)
Treasury stock, at cost	(7,131)	(4,885)
Total shareholders' equity	91,061	86,947
Total liabilities and shareholders' equity	$107,994	$110,076

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended March 31,
	2026	2025
Revenues	$41,083	$48,317
Cost of revenues	30,058	35,425
Gross profit	11,025	12,892
Selling, general and administrative expenses	10,974	14,745
Income (loss) from operations	51	(1,853)
Other income/(expense), net	606	91
Income (loss) before income taxes	657	(1,762)
Income tax expense (benefit)	393	(323)
Net income (loss)	$264	$(1,439)
Earnings (loss) per share:
Basic	$0.02	$(0.12)
Diluted	$0.02	$(0.12)
Weighted average common shares outstanding:
Basic	11,828	11,713
Diluted	11,894	11,753

MASTECH DIGITAL, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended March 31,
	2026	2025
GAAP Net Income (Loss)	$264	$(1,439)
Adjustments:
Amortization of acquired intangible assets	603	650
Stock-based compensation	750	895
Severance expense	-	1,409
Income tax adjustments	(336)	(759)
Non-GAAP Net Income	$1,281	$756
GAAP Diluted Earnings (Loss) Per Share	$0.02	$(0.12)
Non-GAAP Diluted Earnings Per Share	$0.11	$0.06
Weighted average common shares outstanding:
GAAP Diluted Shares	11,828	11,753
Non-GAAP Diluted Shares	11,894	12,096

MASTECH DIGITAL, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months ended March 31,
	2026	2025
Revenues:
Data & AI	$12,584	$15,997
Talent	28,499	32,320
Total revenues	$41,083	$48,317
Gross Margin %:
Data & AI	37.2%	37.7%
Talent	22.2%	21.2%
Total gross margin %[1]	26.8%	26.7%
Segment Operating Income (Loss):
Data & AI	$(448)	$272
Talent	1,101	(66)
Subtotal	653	206
Amortization of acquired intangible assets	(603)	(650)
Severance expense	-	(1,409)
Interest income and other, net	607	91
Income (loss) before income taxes	$657	$(1,762)

Investor Relations Contact:

Investors@mastechdigital.com